       As filed with the Securities and Exchange Commission on March 9, 1998

                                                        Registration No.

                         Securities and Exchange Commission

                              Washington, D. C.  20549

                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                         McCORMICK & COMPANY, INCORPORATED

              Maryland        (State of Incorporation)   52-0408290 (IRS Iden. No.)
           18 Loveton Circle   (Address of Principal
           Sparks, Maryland     Executive Offices)       21152-6000 (Zip Code)

                               INVESTOR SERVICES PLAN

                                    Robert W. Skelton
                                     Vice President,         (Name, address
                            General Counsel and Secretary    and telephone numbers
                          McCormick & Company, Incorporated  of agent for service)
                                    18 Loveton Circle
                               Sparks, Maryland  21152-6000
                                 Tel. No.  410-771-7563

          Approximate Date of Commencement of Proposed Sale to the Public:
  As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.[   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  [   ]

                          CALCULATION OF REGISTRATION FEE

                                                    Proposed Maximum  Proposed Maximum     Amount of
Title of Each Class of Securities   Amount to be     Offering Price        Aggregate      Registration
 to be Registered                    Registered*       Per Share        Offering Price       Fee

Common Stock (no par value) ........250,000 shs.         $29.0938*        $29,093,800        $8,583

Common Stock Non-Voting
     (no par value).................750,000 shs.


    * Represents the aggregate number of shares available at March 9, 1998 for issuance under the Plan with the estimated offering price and registration fee, calculated in accordance with Rule 457, based upon the average of the high and low sale prices of the common stock of the Company on March 5, 1998 ($29.0938) per share).

    Pursuant to Rule 429, this Registration Statement contains combined prospectuses relating to Common Stock and Common Stock Non-Voting issuable under the original McCormick Dividend Reinvestment Plan, filed on Form S-3 with the Securities and Exchange Commission on December 21, 1989 (Registration No. 33-32712) and to the Common Stock and Common Stock Non-Voting registered pursuant to this Registration Statement. The registration fees are calculated on the Common Stock and Common Stock Non-Voting registered pursuant to this Registration Statement.

    The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                     PROSPECTUS

                         McCORMICK & COMPANY, INCORPORATED

                            COMMON STOCK 250,000 Shares
                       COMMON STOCK NON-VOTING 750,000 Shares


                               INVESTOR SERVICES PLAN


    McCormick & Company, Incorporated (the "Company") hereby offers participation in its Investor Services Plan (the "Plan"). The Plan replaces the existing Dividend Reinvestment Plan of the Company. It retains the benefits of the existing Dividend Reinvestment Plan and adds certain additional features which are described below. Shareholders of record who are currently participating in the Company's existing Dividend Reinvestment Plan will automatically become participants in the Plan without any further action on their part.

Summary

- Persons who are not shareholders may purchase shares of the Company's Common Stock Non-Voting ("Common Stock Non-Voting") by investing as little as $250, subject to the limits set forth in the Plan
    Enrollment/Election Form (the "enrollment form").

- Shareholders of record may reinvest, at no cost, all or a portion of their cash dividends in additional shares of the Company's Common Stock Non-Voting and/or Common Stock ("Common Stock"), depending on the class of stock held by the shareholder (the term "Stock" shall refer to either or both classes of the Company's stock).

- Shareholders of record who hold 100 shares or less of Stock (i) will be automatically enrolled in the Plan and will have all cash dividends reinvested in additional shares of Stock of the same class of Stock as those on which the dividend is paid, unless such shareholders affirmatively elect to receive cash dividends (shareholders who elect to receive cash dividends will receive such dividends, as declared, in the usual manner), and (ii) may make optional cash investments of $50 or more, subject to the limits set forth in the enrollment form, and (iii) may deposit Stock certificates for safekeeping with the administrator of the Plan, at no cost.

- Shareholders of record who hold more than 100 shares of Stock may enroll by (i) electing to reinvest all or a portion of their cash dividends in additional shares of Stock of the same class of Stock as those on which the dividend is paid, and/or (ii) making optional cash investments of $50 or more, subject to the limits set forth in the enrollment form, and/or (iii) depositing Stock certificates for safekeeping with the administrator of the Plan, at no cost.

-   Participants may sell shares of Stock through the Plan.

-   Participants may transfer shares or make gifts of Stock at no charge.

- Personal record keeping is simplified by the Company's issuance of statements indicating account activity.

- Transaction fees may be lower than the commissions and fees typically charged by a stockbroker.

    The price that you will pay for any shares of Stock purchased under the Plan will be either (a) if the shares are purchased from the Company or from the Company's pension or profit sharing plan, the average of the high and low sales prices of the shares of Common Stock Non-Voting on the applicable "Investment Date" (as defined in the Plan Enrollment section of this Prospectus), as reported by the NASDAQ National Market System, or (b) the average cost of all shares purchased, if purchased on the open market or by other negotiated transaction, in relation to the applicable Investment Date, which cost includes brokerage commissions of approximately $.12 per share. The closing price of the Stock on March 5, 1998, was $28.875 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     The date of this Prospectus is May 1, 1998

                                 TABLE OF CONTENTS



                                                                              Page


INVESTOR SERVICES PLAN                                                                 1
    Summary                                                                            1
    Table of Contents                                                                  3
    Company Description                                                                4
    Use of Proceeds                                                                    4
    Certain Disadvantages in Connection with Participation in the Plan                 4

TERMS AND CONDITIONS
    Plan Administration                                                                4
    Plan Enrollment                                                                    5
    Optional Cash Payments                                                             6
    Refunds of Initial Investments and Optional Cash Payments                          7
    Reinvestment of Cash Dividends                                                     7
    Purchase of Shares                                                                 8
    Stock Certificates                                                                 9
    Safekeeping Service Option                                                         9
    Sale of Shares                                                                     9
    Transfer of Shares Held in the Plan                                               10
    Receiving Certificates for Plan Shares                                            10
    Changing Your Plan Options                                                        11
    Tax Consequences of Participation in the Plan                                     11
    Stock Splits, Stock Dividends and Rights Offerings                                11
    Voting Rights                                                                     12
    Limitations on Liability                                                          12
    Changes to the Plan                                                               12
    Governing Law                                                                     12

LEGAL OPINION                                                                         12

EXPERTS                                                                               12

AVAILABLE INFORMATION                                                                 13

DOCUMENTS INCORPORATED BY REFERENCE                                                   13

                                     3

                         McCormick & Company, Incorporated

    The Company was incorporated in Maryland on November 26, 1915. Its principal executive offices are located at 18 Loveton Circle, Sparks, Maryland 21152, and its telephone number is (410) 771-7301.

    The Company is a diversified specialty food company. It is principally engaged in the manufacture of spices, herbs, seasonings, flavorings and other specialty food products and sells such products to the retail food market, the foodservice market and to industrial food processors throughout the world. The Company also, through subsidiary corporations, manufactures and markets plastic packaging products for the food, cosmetic and health care industries.

Use of Proceeds

    If purchases of Stock are made directly from the Company, the Company intends to use the net proceeds for working capital, for retirement of debt, and for other general corporate purposes. At present, it is expected that purchases of Common Stock Non-Voting under the Plan will be made by an independent agent in the open market and that the Company will not receive any proceeds therefrom.

Certain Disadvantages in Connection with Participation in the Plan

    Participants have no control over the price at which shares of Stock are purchased or sold for their accounts. Therefore, participants bear the market risk associated with fluctuations in the price of the Stock pending the execution of a purchase or sale of shares for the participant's account. No interest will be paid on funds held for a participant pending investment under the Plan.

                           TERMS AND CONDITIONS

Plan Administration

    The administration of the Plan is the responsibility of the Company. The Company's Investor Services department ("Investor Services") will have primary responsibility to administer the Plan and in that capacity will act both as administrator and custodian. Among other things, Investor Services will receive and hold participants' funds pending investment in additional shares of Stock, effect transfers of Stock, keep a continuous record of participant holdings and transactions, prepare and send each participant a quarterly statement of his/her Plan account, and act as custodian of the Stock held by the Plan for participants. All funds received by Investor Services from participants are promptly deposited into an escrow account for the benefit of participants, and are held in such account until the next applicable "Investment Date," as defined below in the "Plan Enrollment" section of this Prospectus. The responsibilities of Investor Services in connection with the administration of the Plan are administrative in nature and, in large part, are consistent with the responsibilities of Investor Services in acting as registered transfer agent for the Company. Accordingly, the Company believes that there is not a material difference in risk between administration of the Plan by Investor Services and administration of the Plan by a registered broker-dealer or bank. As part of its administrative responsibilities, Investor Services will appoint an independent agent to manage the open market purchase and sale of shares of Stock. Investor Services may change the independent agent from time to time. The name and address of the independent agent will be provided to Plan participants upon request.

    If the Company elects to meet the purchase requirements of participants by purchasing shares of Stock in the open market, the independent agent will act on behalf of participants in buying such shares. The independent agent may also sell Plan shares on behalf of participants. In addition, the independent agent will provide Investor Services with verifications of the calculation of the price of shares purchased on the open market which are sold to participants through the Plan. Brokers' commissions and other charges may apply in the event of such purchases by the independent agent.

    The Company reserves the right to interpret and regulate the Plan as deemed necessary or desirable. Neither the Company nor its independent agent will be liable for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon the participant's death prior to receipt of written notice of such death, provided that the Company shall not be relieved from any liability imposed under any federal, state or other applicable securities law which cannot be waived.

    All inquiries and instructions concerning the Plan should be directed to:

                         McCormick & Company, Incorporated
                                 Investor Services
                                 18 Loveton Circle
                            Sparks, Maryland  21152-6000
                                       U.S.A.

    You should include in all correspondence your shareholder account number, taxpayer identification number (Social Security number) and daytime telephone number where you may be contacted during normal working hours to facilitate a prompt response.

Plan Enrollment

    If you are currently a shareholder of record with more than 100 shares of Stock, you may enroll in the Plan at any time by completing and returning an enrollment form. Requests for such forms should be directed to Investor Services, either by telephone or in writing.

    If you are currently a shareholder of record with 100 or less shares of Stock, you will automatically be enrolled in the Plan, and will automatically have all cash dividends reinvested in additional shares of Stock. Shareholders of record with 100 or less shares of Stock who wish to receive a dividend check instead of having their dividends reinvested must communicate their desire to receive a dividend check in writing to Investor Services at the address indicated above.

    If you are not a shareholder of record, you may join the Plan by completing and returning an enrollment form together with an initial payment of not less than $250 and not more than the amount specified in the enrollment form, which will be used to purchase Common Stock Non-Voting for your account.

    Your initial investment will be invested in Common Stock Non-Voting on the next "Investment Date," as defined below, provided that it is received by Investor Services at least two business days prior to such date. Except as provided in the last sentence of this paragraph, the Investment Dates shall be the tenth business day of each month, provided, if purchases of Stock are to be made on the open market, purchases will begin on the Investment Date and will usually be completed before the next Investment Date. The independent agent may extend the purchase period if completion at a later
date is necessary or advisable under applicable law.   For months in which a
dividend is paid, the Investment Date for initial investments and dividend reinvestment will be the same day specified by Investor Services, and will occur on the dividend payment date.

    Properly completed enrollment forms with initial investments must be received by Investor Services at least two business days prior to the Investment Date. Interest is not paid on any payments received, and they do not earn dividends prior to their investment. Therefore, it is to your benefit to mail the payments so that they are received shortly, but not less than two business days, before an Investment Date.

    All initial investments must be made by check for U.S. dollars, drawn on a U.S. bank, and be payable to "McCormick & Company, Incorporated," and are subject to collection by the Company for the full face value in U.S. funds. As soon as practicable after completion of your initial investment, the Company will mail to you a statement notifying you of the establishment of your account and setting forth the details of the investment. Receipt of the statement serves as notification of your enrollment in the Plan.

Optional Cash Payments

    Shareholders of record may make additional share purchases of the class of Stock held by them using the Plan's optional cash payment feature. The only restrictions that apply to making these investments are that they be made in amounts of not less than $50 and not more than the amount specified on the optional cash investment tear sheet on your account statement or enrollment form, inclusive of your initial investment.

    The administrator will invest your payment on the next Investment Date, provided it is received at least two business days prior to that Investment Date. The administrator will commingle your payment with those of other participants and apply them to the purchase of additional shares of Stock, which it will hold as custodian. The Investment Dates for optional cash contributions are the same as those set forth in the Plan Enrollment section of this prospectus.

    As is the case with initial investments, the Company will not pay interest on any optional cash payments received and held for investment under the Plan, and payments do not earn dividends prior to their investment. Therefore, it is to your benefit to mail an optional cash payment so that it is received by Investor Services shortly, but not less than two business days, before an Investment Date.

    All optional cash payments must be made by check for U.S. dollars, drawn on a U.S. bank, and be payable to "McCormick & Company, Incorporated," and are subject to collection by the Company for the full face value in U.S. funds.

Refunds of Initial Investments and Optional Cash Payments

    Upon written request, the Company will refund your initial investment or any optional cash payment, provided your request is received by the Company at least two business days prior to the next Investment Date which follows the date of receipt of the initial investment and/or option cash payments. Refunds will be made within three weeks.

Reinvestment of Cash Dividends

    If you participate in the Plan's dividend reinvestment option, reinvestment will commence with the first dividend payable after the dividend record date following your enrollment. Dividend record dates are publicly announced by the Company.

    On each applicable Investment Date, Investor Services will, after deducting withholding taxes, if any, commingle all cash dividends for all participants who are reinvesting their dividends pursuant to the Plan, and will apply the dividends to the purchase of shares of Stock, which it will hold as custodian. The administrator will credit the proportionate number of shares (computed to four decimal places) to each participant's account.

    Participants who hold 100 shares or less of Stock will have all cash dividends reinvested in additional shares of the same class of Stock as those on which dividends are paid, and will have no right to have any portion of such dividends paid in cash unless they affirmatively elect to receive cash dividends. If the participants affirmatively elect to receive cash dividends, then all such dividends will be sent to the participants by check in the usual manner. Participants who hold more than 100 shares of Stock may elect to reinvest all or a portion of their cash dividends in additional shares of the same class of Stock as those on which dividends are paid, by designating their election on the enrollment form. Participants electing partial reinvestment of cash dividends must designate the number of whole shares or the percentage of their shares for which they wish to have the dividend reinvested. Dividends paid on all other shares registered in the participant's name and/or held for the participant under the Plan will be paid as cash dividends to the participant. That portion of such dividend payment not being reinvested will be sent to the participant by check in the usual manner.

    Reinvestment levels for shareholders with more than 100 shares may be changed from time to time as a participant desires by submitting a new enrollment form to Investor Services. To be effective with respect to a particular dividend, any such change must be received by Investor Services on or before the record date for such dividend.

    Plan participants who have or wish to have their dividends reinvested in additional shares of Stock of the class owned have the following options:

    Participants with 100 or less shares

    Full Dividend Reinvestment - Dividends payable on all shares held, including certificated and book-entry Plan shares, are reinvested. (This option is automatic unless the participant specifies his or her desire to receive a dividend check.)

    Participants with more than 100 shares

    1. Full Dividend Reinvestment - Dividends payable on all shares held, including certificated and book-entry Plan shares, are reinvested.

    2.  Partial Dividend Reinvestment:   Number of Shares - Dividends payable
        on a specified number of whole shares will be reinvested. The dividends payable on the remaining shares held will be paid by check to the participant.

    3.  Partial Dividend Reinvestment:   Percentage of Shares - Dividends
        payable on a specified percentage of shares will be reinvested. The dividends payable on the remaining shares held will be paid by check to the participant.

Purchase of Shares

    The Company, in its discretion, may elect to satisfy the requirements of the Plan for Common Stock Non-Voting with newly issued shares, shares purchased on the open market, shares purchased from other holders of Common Stock Non-Voting in negotiated transactions, or shares purchased from the Company's pension and profit sharing plans in negotiated transactions. If the Company elects to purchase shares of Common Stock Non-Voting on the open market, the independent agent will make all such purchases necessary to meet the requirements of the Plan. Except as may otherwise be provided in the Plan Enrollment section of this Prospectus, the Company does not exercise any direct or indirect control over the timing or prices of purchases made by the independent agent on the open market.

    Shares of Common Stock needed to satisfy the requirements of the Plan will be purchased on behalf of the Plan directly from the Company's authorized but unissued shares of Common Stock, or will be shares purchased on the open market, shares purchased from other holders of Common Stock in negotiated transactions, or shares purchased from the Company's pension and profit sharing plans in negotiated transactions.

    The Company plans to purchase Common Stock Non-Voting on behalf of the Plan on the open market and to purchase Common Stock from the Company. The Company may not change its determination on the manner of purchasing Stock of either class more than once in a six month period. Furthermore, the Company will not exercise such right absent a determination by its Board of Directors or Chief Financial Officer that the Company has a need to raise additional capital or there is another valid reason for the change.

    The administrator may commingle each participant's funds with those of other participants for the purpose of executing purchases.

    The price that you will pay for any shares of Stock purchased under the Plan will be either (a) if the shares are purchased from the Company or from the Company's pension or profit sharing plans, the average of the high and low sales prices of the shares of Common Stock Non-Voting on the applicable Investment Date, as reported by the NASDAQ National Market System, or (b) the average cost of all shares purchased, if purchased on the open market or by other negotiated transaction, in relation to the applicable Investment Date, which cost includes brokerage commissions of approximately $.12 per share.

    After each transaction, a detailed statement will be mailed to you indicating, among other things, the amount invested, the number of shares purchased, and the average cost per share.

Stock Certificates

    All shares purchased on your behalf through the Plan will be held by Investor Services as custodian in book-entry form. You can, however, at any time and without charge, obtain a certificate for all or part of the full shares credited to your Plan account by making a request in writing to the Company.

Safekeeping Service Option

    The Plan's safekeeping service allows you to deposit any Stock certificates held by you with Investor Services for safekeeping. The advantages of participating in this service are:

- The risk associated with the loss of your Stock certificates is eliminated. If your certificates are lost or stolen, you cannot sell or transfer them without first obtaining replacement certificates. This process could take several weeks and will result in cost and paperwork, both for you and for the Company.

- Certificates deposited with Investor Services are treated in the same manner as shares purchased through the Plan, and may be conveniently and efficiently sold or transferred through the Plan.

    To participate in the safekeeping service option, you must complete and return the enrollment form along with the Stock certificates you wish placed in the Plan. You can obtain an enrollment form from the Company by calling or writing the Company's Investor Services department. If you have lost any of your certificates, they must be replaced before you can place them in safekeeping.

Sale of Shares

    You can sell all or part of your book-entry shares held in the Plan by furnishing the Company with written instructions, either by letter or by telefax, signed by all registered holders. You may sell only whole shares, not fractional shares, if the sale is for less than all of the shares in your account. The Company cannot, however, sell for you any certificated shares that you may be holding unless they are first deposited with Investor Services pursuant to the Safekeeping Service Option.

               Sales for Plan participants are made after receipt by the Company of written instructions and will begin on the last business day of each week and will usually be completed before the next sale date. If your shares are sold on the open market by the independent agent, the price per share that you will receive is the average price of all shares sold on that day, less any service charge indicated on the enrollment form, and less your proportionate share of the brokerage commission of approximately $.12 per share, less transfer taxes, if any, and less withholding taxes, if any. If sales are made to the Company, the price per share shall be the average of the high and low sales prices of the Stock in relation to the applicable sale date, as reported by the NASDAQ National Market System, less any service charge indicated on the enrollment form, less transfer taxes, if any, and less withholding taxes, if any.

               Persons who are determined by the Company to be reporting persons for the purposes of Section 16 of the Exchange Act who wish to sell shares of Stock which are held in the Plan must sell their shares of Stock to the Company.


Transfer of Shares Held in the Plan

               You may change the ownership of all or part of your Plan shares through a gift, a private sale or otherwise by mailing to the Company a properly executed stock assignment form (which you can obtain from the Company or a financial institution), a medallion signature guarantee of all current registrants obtained from a commercial bank, savings and loan, or a member firm of the New York Stock Exchange that is a member of either the STAMP, SEMP or MSP Medallion Guarantee Programs, and a letter of instruction.
 If the shares are being transferred to an existing Plan account, the name and account number of that account should be provided. If the transfer results in the establishment of a new Plan account, the letter of instruction must include the name(s) of the new registrant(s), complete address and tax identification number (Social Security number).

               Unless instructed otherwise, Investor Services will retain the shares and enroll the transferee in 100% dividend reinvestment. The new participant will receive a statement showing the number of shares thus transferred and now held in his or her Plan account.

Receiving Certificates for Plan Shares

               Plan participants may at any time obtain a share certificate for any or all of their whole book-entry Plan shares by sending a written request signed by all registered owners of such shares to Investor Services. Certificates are generally issued within three business days of receipt of the written request. Shares issued from a Plan account in certificate form will be produced in the name(s) in which the account is registered, unless otherwise directed by a letter of instruction, including the new registrant's name(s), address and tax identification number (Social Security number), and the Medallion signature guarantee of all the current registrants.

Changing Your Plan Options

               You can change the elections you have made under the Plan at any time by providing written notice to the Company. The Company will accept notice from only you or a person duly authorized in writing to act on your behalf.

               You may cease the reinvestment of your dividends and elect to receive them, instead, by check. You may continue to buy shares with optional cash payments or sell some or all of your Plan shares, as desired.

               Your enrollment in the Plan may be automatically terminated if you no longer hold any shares of record or your Plan shares total less than one full share of Stock. Upon automatic termination, you will receive a check for the proceeds from the sale of the fractional share (determined in the same manner as provided with respect to the sale of full shares), less brokerage commissions, if any, transfer taxes, if any, and withholding taxes, if any.

               Stock certificates and/or checks will be forwarded to only you or your legal representative.

Tax Consequences of Participation in the Plan

               The amount of cash dividends paid by the Company is generally considered taxable income, even though reinvested under the Plan. The information return sent to you and the Internal Revenue Service at year-end will show as dividend income the full amount of dividends reinvested under the Plan, as well as cash dividends paid directly to you, if any. For U.S. Federal income tax purposes, the cost basis of shares of Common Stock and Common Stock Non-Voting acquired through the Plan on any given Investment Date will be determined by dividing the total of the dividends reinvested, net of taxes withheld, if any, and your optional cash payments, if any, by the number of shares of Common Stock and Common Stock Non-Voting, including fractional shares, if any, acquired on your behalf by Investor Services in relation to that Investment Date.

               In the case of shareholders whose dividends are subject to U.S. Federal income tax withholding, or backup withholding, Investor Services will reinvest or pay dividends, less the amount of tax required to be withheld. The sale of shares through the Plan will be reported to the IRS and you on Form 1099B or any other form that may be required by the IRS.

               Please consult with your tax advisor for advice applicable to your particular situation.

Stock Splits, Stock Dividends and Rights Offerings

               Any dividends in the form of shares of Stock and any shares resulting from a stock split on shares held of record by Investor Services will be added proportionately to your account. In the event that the Company makes available to its holders of Common Stock and Common Stock Non-Voting rights to subscribe to additional shares, debentures or other securities, Investor Services will sell the rights received on shares held of record by it as administrator and will invest the proceeds from the sale in additional shares of Common Stock and Common Stock

Non-Voting which will be credited proportionately to your account. However, if you wish to be in a position to exercise such rights you may withdraw shares credited to your account as provided above.

Voting Rights

               A proxy card will be mailed to you representing the shares of Common Stock held in your Plan account combined with any other shares of Common Stock that you may own of record. Shares credited to your account under the Plan on the record date for a vote of shareholders will be voted in accordance with your instructions.

Limitations on Liability

               Neither the Company nor its independent agent shall be liable for any act done in good faith or for any omission to act, including, without limitation, any claims of liability (a) with respect to the prices at which shares are purchased or sold for your account and the times when such purchases or sales are made, provided however, that nothing herein shall be deemed to constitute a waiver of any rights that you might have under the Securities Act of 1933 or other applicable federal securities laws, or (b) for any fluctuation in the market value before or after purchase or sale of shares, or (c) for continuation of your account until receipt by the Company of written notice of termination or written evidence of your death.

Changes to the Plan

               The Company reserves the right to amend, modify, suspend or terminate the Plan, or any provision thereof, but such action shall have no retroactive effect that would prejudice the interest of participants.

Governing Law

               The terms and conditions of the Plan and its operation are governed by the laws of the State of Maryland.


                                   LEGAL OPINION

               Matters with respect to the legality of the Common Stock and Common Stock Non-Voting of the Company being offered hereby have been passed upon for the Company by Messrs. Hogan & Hartson, L.L.P., Columbia Square, 555 Thirteenth Street, N.W., Washington, D.C. 20004-1109.

                                      EXPERTS

               The consolidated financial statements and schedules of the Company included or incorporated by reference in the Company's Annual Report (Form 10-K) for the fiscal year ended November 30, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                               AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Company's annual proxy statements so filed contain, among other things, certain information concerning directors and officers, including their compensation, the number of shares of Common Stock and Common Stock Non-Voting owned by the directors, and owners of 5% or more of any class of such securities, and any material interests of such persons in certain transactions. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549, as well as at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

               The Company's Common Stock Non-Voting is listed on NASDAQ. Reports, proxy statements, information statements and other information can be inspected at the offices of the NASD at 1735 K Street, N.W., Washington, D.C. 20006-1506.

               The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written or telephone requests for such copies should be directed to the executive offices of the Company, c/o Investor Services, 18 Loveton Circle, Sparks, Maryland 21152 (Telephone:
(410) 771-7537; or (800) 424-5855.)

                        DOCUMENTS INCORPORATED BY REFERENCE

               The documents listed below, filed by the Company with the Securities and Exchange Commission pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, contain the most recently published corporate and financial data regarding the Company and are incorporated by reference in this Prospectus:

(a) Annual Report of the Company for the fiscal year ended November 30, 1997, filed on Form 10-K.

(b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended February 28, 1998.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 13(d), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering described herein, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof and thereof from the date of filing of such documents.

               Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               For a complete description of the Common Stock and Common Stock Non-Voting of the Company, reference is made to (i) the Company's Form 10 Registration Statement dated April 29, 1965, as amended by Form 8 dated August 15, 1988, and (ii) the Company's Charter, as amended, which Charter and Amendment thereto are, respectively, exhibits to the Company's Registration Form S-8, Registration No. 33-39582, and Registration Form S-8, Registration No. 33-59842, both as filed with the Securities and Exchange Commission on March 25, 1991 and March 19, 1993, respectively.

No person is authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof.

                                      PART II

                     INFORMATION NOT REQUIRED IN THE PROSPECTUS

               Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

               The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Company in connection with the issuance and distribution of securities being registered:

                    Registration Fee:             $ 8,583
                    Legal Fees and Expenses       $10,000
                    Blue Sky Fees and Expenses    $ 5,000
                    Accounting Fees and Expenses    - 0 -
                    Printing  Fees and Postage    $10,000
                    Miscellaneous                 $ 2,000
                                                  --------
                    Total                         $35,583

                Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Under the provisions of Section 2-418 of the Maryland Corporation and Associations Code, and Article 48 of the By-Laws of the Company, directors and officers of the Company are indemnified by the Company under certain circumstances for certain liabilities and expenses.

               Under the Company's By-Laws and the Maryland General Corporation Law, the directors and officers of the Company may be entitled to indemnification in respect to threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative ("proceedings") to which they are made a party by reason of their position as a director or officer of the Company. In the case of conduct in their official capacity with the Company, directors and officers will be entitled to indemnification unless the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or the director or officer actually received an improper personal benefit in money, property or services. In the case of criminal proceedings the director or officer also must have had no reasonable cause to believe that the conduct was unlawful.

               If the director or officer is successful on the merits or otherwise in the defense of any proceeding, the director or officer will be entitled to indemnification against reasonable expenses incurred in connection with the proceedings regardless of whether the foregoing standards are met. In addition, a court of competent jurisdiction may order indemnification if it determines that the director or officer has met the foregoing standards, or, even if not, if it determines that the director or officer is entitled to indemnification in view of all the relevant circumstances.

               Any indemnification required or permitted by the Company's By-Laws and the Maryland General Corporation Law may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. However, if the proceeding is by or in the right of the Company, indemnification may be made only against expenses and may not be made in respect of any proceeding in which the director or officer is adjudged to be liable to the Company.

               Under the Company's Charter, the monetary liability of directors and officers to the Company or its stockholders is eliminated except for, and to the extent of, actual receipt of an improper benefit in money, property or services, or in respect of an adjudication based upon a finding of active and deliberate dishonesty material to the cause of action adjudicated.

               The Company also maintains for the benefit of its directors and officers insurance covering certain liabilities asserted against or incurred by such persons in their capacity as, or as a result of their position of, director or officer of the Company. This insurance may afford protection for liabilities not subject to indemnification under the Company's By-Laws and the Maryland General Corporation Law.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in said Act, and will be governed by the final adjudication of such issue.


                                 Item 16  EXHIBITS

               (1)  Underwriting Agreement - N/A

               (2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession - N/A

               (4) Instruments Defining the Rights of Security Holders, including Indentures - N/A

               (5)  Opinion of Messrs. Hogan & Hartson, L.L.P.

               (8)  Opinion re Tax Matters - N/A

               (12) Statements re Computation of Ratios - N/A

               (15) Letter re Unaudited Interim Financial Information - N/A

               (23) (a)  Consent of Ernst & Young LLP, Independent Auditors
                    (b)  Consent of Hogan & Hartson is included as Exhibit 5.

               (24) Power of Attorney

               (25) Statement of Eligibility of Trustee - N/A

               (26) Invitation for Competitive Bids - N/A

               (27) Financial Data Schedule - N/A

               (99) Additional Exhibits - N/A


                               Item 17.  UNDERTAKINGS

A. The undersigned Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to section 13(a) or section (15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. The undersigned company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus such interim financial information.

D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

E. (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, and the State of Maryland, on the 16th day of February, 1998.


                                        McCORMICK & COMPANY, INCORPORATED

                                        By:/s/ Robert J. Lawless
                                           -----------------------------------
                                            Robert J. Lawless
                                           President & Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:


s/ Robert J. Lawless             President & Chief            February 16, 1998
--------------------             Executive Officer
Robert J. Lawless


Principal Financial Officer:

s/ Robert G. Davey               Executive Vice President     February 16, 1998
------------------               & Chief Financial Officer
Robert G. Davey


Principal Accounting Officer:

s/ J. Allan Anderson             Vice President & Controller  February 16, 1998
--------------------
J. Allan Anderson


A majority of the Board of Directors:

JAMES S. COOK, ROBERT G. DAVEY, FREEMAN A. HRABOWSKI, III, ROBERT J. LAWLESS, CHARLES P. McCORMICK, JR., GEORGE V. McGOWAN, CARROLL D. NORDHOFF, ROBERT W. SCHROEDER, WILLIAM E. STEVENS, KAREN D. WEATHERHOLTZ.

By: s/ Robert W. Skelton                Attorney-in-fact       February 16, 1998
    --------------------
    Robert W. Skelton

                          CONSENT OF INDEPENDENT AUDITORS

               We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-00000) and the related Prospectus of McCormick & Company, Incorporated for the registration of 250,000 shares of Common Stock and 750,000 shares of Common Stock Non-Voting and to the incorporation by reference therein of our report dated January 15, 1998, with respect to the consolidated financial statements and schedules of McCormick & Company, Incorporated included in its Annual Report (Form 10-K) for the year ended November 30, 1997, filed with the Securities and Exchange Commission.

                                                           ERNST & YOUNG LLP

Baltimore, Maryland
February  16, 1998

                         McCORMICK & COMPANY, INCORPORATED

                                 POWER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of McCORMICK & COMPANY, INCORPORATED, a Maryland corporation, hereby constitute and appoint CHARLES P. McCORMICK, JR., ROBERT J. LAWLESS and ROBERT W. SKELTON, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned, and in their respective names as officers and directors of the Company, a registration statement of the Company on Form S-3 to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to any amendment or amendments to such registration statement, in the matter of the McCormick Investor Services Plan by the Company, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Dated:


February 16, 1998                s/ Charles P. McCormick, Jr.
                                 ------------------------------------
                                 Charles P. McCormick, Jr.
                                 Chairman of the Board


February 16, 1998                s/ Robert J. Lawless
                                 ------------------------------------
                                 Robert J. Lawless
                                 President, Chief Executive Officer &
                                 Chief Operating Officer


February 16, 1998                s/ Robert G. Davey
                                 ------------------------------------
                                 Robert G. Davey
                                 Executive Vice President &
                                 Chief Financial Officer


February 16, 1998                s/ Carroll D. Nordhoff
                                 ------------------------------------
                                 Carroll D. Nordhoff
                                 Executive Vice President


February 16, 1998                s/ James S. Cook
                                 ------------------------------------
                                 James S. Cook, Director

February 16, 1998                s/ Freeman A. Hrabowski, III
                                 --------------------------------------
                                 Freeman A. Hrabowski, III, Director


February 16, 1998                s/ George V. McGowan
                                 --------------------------------------
                                 George V. McGowan, Director


February 16, 1998                s/ Robert W. Schroeder
                                 --------------------------------------
                                 Robert W. Schroeder, Director


February 16, 1998                s/ William E. Stevens
                                 --------------------------------------
                                 William E. Stevens, Director


February 16, 1998                 s/ Karen D. Weatherholtz
                                  -------------------------------------
                                  Karen D. Weatherholtz, Director


Page 2 of 2


                                       22